CUSTODIAN AGREEMENT

Dated as of: December 6, 1991

Between

NORTH CAROLINA CASH MANAGEMENT TRUST

and

FIRST UNION NATIONAL BANK OF NORTH CAROLINA

TABLE OF CONTENTS

ARTICLE

   Page

I. APPOINTMENT OF CUSTODIAN 1

II. POWERS AND DUTIES OF CUSTODIAN 1

 2.01  Safekeeping 1

 2.02  Manner of Holding Securities 1

 2.03  Security Purchases 2

 2.04  Exchanges of Securities 2

 2.05  Sales of Securities 2

 2.06  Depositary Receipts 3

2.07  Exercise of Rights;  Tender Offers 3

 2.08  Stock Dividends, Rights, Etc. 3

2.09  Options 3

2.10  Futures Contracts 4

2.11  Borrowing 4

2.12  Interest Bearing Deposits 4

2.13  Foreign Exchange Transactions 5

2.14  Securities Loans 5

2.15  Collections 5

2.16  Dividends, Distributions and Redemptions 6

2.17  Proceeds from Shares Sold 6

2.18  Proxies, Notices, Etc. 6

2.19  Bills and Other Disbursements 6

2.20  Nondiscretionary Functions 6

2.21  Bank Accounts 7

2.22  Deposit of Fund Assets in Securities Systems 7

2.23  Other Transfers 8

2.24  Establishment of Segregated Account 8

2.25  Custodian's Books and Records . 8

2.26  Opinion of Fund's Independent Certified Public

   Accountants 9

2.27  Reports of Independent Certified Public Accountants 9

 2.28  Overdraft Facility 9

III. PROPER INSTRUCTIONS, SPECIAL INSTRUCTIONS

   AND RELATED MATTERS 10

 3.01  Proper Instructions and Special Instructions  10

 3.02  Authorized Persons 10

 3.03  Persons Having Access to Assets of the  Portfolios 11

 3.04  Actions of the Custodian Based on Proper Instructions and

   Special Instructions 11

IV. SUBCUSTODIANS 11

 4.01  Domestic Subcustodians 11

 4.02  Foreign Subcustodians and Interim Subcustodians 11

 4.03  Special Subcustodians 12

 4.04  Termination of a Subcustodian 13

 4.05  Certification Regarding Foreign Subcustodians 13

V. STANDARD OF CARE; INDEMNIFICATION 13

 5.01  Standard of Care 13

 5.02  Liability of Custodian for Actions of Other Persons 14

 5.03  Indemnification 15

 5.04  Investment Limitations 15

 5.05  Fund's Right to Proceed 16

VI. COMPENSATION 16

VII. TERMINATION 16

 7.01  Termination of Agreement in Full 16

 7.02  Termination as to One or More Portfolios 17

VIII. DEFINED TERMS  17

IX. MISCELLANEOUS 18

 9.01  Execution of Documents, Etc 18

 9.02  Representative Capacity; Nonrecourse Obligations 18

 9.03  Several Obligations of the Portfolios 18

 9.04  Representations and Warranties 18

 9.05  Entire Agreement 19

 9.06  Waivers and Amendments 19

 9.07  Interpretation 19

 9.08  Captions 20

 9.09  Governing Law 20

 9.10  Notices 20

 9.11  Assignment 20

 9.12  Counterparts 20

 9.13  Confidentiality; Survival of Obligations 20

APPENDICES

 Appendix "A" - List of Portfolios

 Appendix "B" - List of Foreign Subcustodians

and Special Subcustodians

 Appendix "C" - Procedures Relating to

Custodian's Security Interest

CUSTODIAN AGREEMENT

 AGREEMENT made as of the 6th day of December, 1991 between North Carolina

Cash Management Trust (the "Fund") and First Union National Bank of North

Carolina (the "Custodian").

W I T N E S S E T H

 WHEREAS, the Fund may, from time to time organize one or more series of shares, in addition to the series set forth in Appendix "A" attached hereto, each of which shall represent an interest in a separate portfolio of cash, securities and other assets (all such existing and additional series now or hereafter listed on Appendix "A" being hereinafter referred to individually, as a "Portfolio," and collectively, as the "Portfolios");

and

 WHEREAS, the Fund desires to appoint the Custodian as custodian on behalf of the Portfolios in accordance with the provisions of the Investment

Company Act of 1940 (the "1940 Act") and the rules and regulations thereunder, under the terms and conditions set forth in this Agreement, and the Custodian has agreed so to act as custodian.

 NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

APPOINTMENT OF CUSTODIAN

 On behalf of the Portfolios, the Fund hereby employs and appoints the

Custodian as a custodian, subject to the terms and provisions of this

Agreement.  The Fund shall deliver to the Custodian, or shall cause to be delivered to the Custodian, cash, securities and other assets owned by the

Portfolios from time to time during the term of this Agreement and shall specify the Portfolio to which such cash, securities and other assets are to be specifically allocated.

ARTICLE II

POWERS AND DUTIES OF CUSTODIAN

 As custodian, the Custodian shall have and perform the powers and duties set forth in this Article II.  Pursuant to and in accordance with Article

IV hereof, the Custodian may appoint one or more Subcustodians (as hereinafter defined) to exercise the powers and perform the duties of the

Custodian set forth in this Article II and references to the Custodian in this Article II shall include any Subcustodian so appointed.

 Section 2.01.  Safekeeping.  The Custodian shall keep safely all cash,

securities and other assets of the Portfolios delivered to the Custodian and, on behalf of the Portfolios, the Custodian shall, from time to time,

accept delivery of cash, securities and other assets for safekeeping.

 Section 2.02.  Manner of Holding Securities.

  (a) The Custodian shall at all times hold securities of the Portfolios either:  (i) by physical possession of the share certificates or other instruments representing such securities in registered or bearer form; or

(ii) in book-entry form by a Securities System (as hereinafter defined) in accordance with the provisions of Section 2.22 below.

  (b) The Custodian shall at all times hold registered securities of each

Portfolio in the name of the Custodian, the Portfolio or a nominee of either of them, unless specifically directed by Proper Instructions to hold such registered securities in so-called street name; provided that, in any event, all such securities and other assets shall be held in an account of the Custodian containing only assets of a Portfolio, or only assets held by

Custodian as a fiduciary or custodian for customers, and provided further,

that the records of the Custodian shall indicate at all times the Portfolio or other customer for which such securities and other assets are held in such account and the respective interests therein.

 Section 2.03.  Security Purchases.  Upon receipt of Proper Instructions

(as hereinafter defined), the Custodian shall pay for and receive securities purchased for the account of a Portfolio, provided that payment shall be made by Custodian only upon receipt of the securities:  (a) by the

Custodian; (b) by a clearing corporation of a national securities exchange of which the Custodian is a member; or (c) by a Securities System.

Notwithstanding the foregoing, upon receipt of Proper Instructions:  (i) in the case of a repurchase agreement, the Custodian may release funds to a

Securities System prior to the receipt of advice from the Securities System that the securities underlying such repurchase agreement have been transferred by book-entry into the Account (as hereinafter defined)

maintained with such Securities System by the Custodian, provided that the

Custodian's instructions to the Securities system require that the

Securities System may make payment of such funds to the other party to the repurchase agreement only upon transfer by book-entry of the securities underlying the repurchase agreement into the Account; (ii) in the case of time deposits, call account deposits, currency deposits, and other deposits, foreign exchange transactions, futures contracts or options,

pursuant to Sections 2.09, 2.10, 2.12 and 2.13 hereof, the Custodian may make payment therefor before receipt of an advice or confirmation evidencing said deposit or entry into such transaction; and (iii) in the case of the purchase of securities, the settlement of which occurs outside of the United States of America, the Custodian may make payment therefor and receive delivery of such securities in accordance with local custom and practice generally accepted by Institutional Clients (as hereinafter defined) in the country in which the settlement occurs, but in all events subject to the standard of care set forth in Article V hereof. For purposes of this Agreement, an "Institutional Client" shall mean a major commercial bank, corporation, insurance company, or substantially similar institution,

which, as a substantial part of its business operations, purchases or sells securities and makes use of custodial services.

 Section 2.04.  Exchanges of Securities.  Upon receipt of Proper

Instructions, the Custodian shall exchange securities held by it for the account of a Portfolio for other securities in connection with any reorganization, recapitalization, split-up of shares, change of par value,

conversion or other event relating to the securities or the issuer of such securities, and shall deposit any such securities in accordance with the terms of any reorganization or protective plan.  The Custodian shall,

without receiving Proper Instructions:  surrender securities in temporary form for definitive securities; surrender securities for transfer into the name of the Custodian, a Portfolio or a nominee of either of them, as permitted by Section 2.02(b); and surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided that the securities to be issued will be delivered to the Custodian or a nominee of the Custodian.

 Section 2.05.  Sales of Securities.  Upon receipt of Proper Instructions,

the Custodian shall make delivery of securities which have been sold for the account of a Portfolio, but only against payment therefor in the form of:  (a) cash, certified check, bank cashier's check, bank credit, or bank wire transfer; (b) credit to the account of the custodian with a clearing corporation of a national securities exchange of which the Custodian is a member; or (c) credit to the Account of the Custodian with a Securities

System, in accordance with the provisions of Section 2.22 hereof.

Notwithstanding the foregoing: (i) in the case of the sale of securities,

the settlement of which occurs outside of the United States of America,

such securities shall be delivered and paid for in accordance with local custom and practice generally accepted by Institutional Clients in the country in which the settlement occurs, but in all events subject to the standard of care set forth in Article V hereof; and (ii) in the case of securities held in physical form, such securities shall be delivered and paid for in accordance with "street delivery custom" to a broker or its clearing agent, against delivery to the Custodian of a receipt for such securities, provided that the Custodian shall have taken reasonable steps to ensure prompt collection of the payment for, or the return of, such securities by the broker or its clearing agent, and provided further that the Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent.

 Section 2.06.  Depositary Receipts.  Upon receipt of Proper Instructions,

the Custodian shall surrender securities to the depositary used for such securities by an issuer of American Depositary Receipts or International

Depositary Receipts (hereinafter referred to, collectively, as "ADRs"),

against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Custodian that the depositary has acknowledged receipt of instructions to issue ADRs with respect to such securities in the name of the Custodian or a nominee of the Custodian, for delivery to the Custodian at such place as the Custodian may from time to time designate.  Upon receipt of Proper Instructions, the Custodian shall surrender ADRs to the issuer thereof, against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the securities underlying such ADRs to the Custodian.

 Section 2.07.  Exercise of Rights; Tender Offers.  Upon receipt of Proper

Instructions, the Custodian shall:  (a) deliver warrants, puts, calls,

rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale,

provided that the new securities, cash or other assets, if any, acquired as a result of such actions are to be delivered to the Custodian; and (b)

deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to the

Custodian, or the tendered securities are to be returned to the Custodian.

Notwithstanding any provision of this Agreement to the contrary, the

Custodian shall take all necessary action, unless otherwise directed to the contrary in Proper Instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership, and shall promptly notify the Fund of such action in writing by facsimile transmission or in such other manner as the Fund and

Custodian may agree in writing.

 Section 2.08.  Stock Dividends, Rights, Etc.  The Custodian shall receive and collect all stock dividends, rights and other items of like nature and,

upon receipt of Proper Instructions, take action with respect to the same as directed in such Proper Instructions.

 Section 2.09.  Options.  Upon receipt of Proper Instructions and in accordance with the provisions of any agreement between the Custodian, any registered broker-dealer and, if necessary, the Fund relating to compliance with the rules of the Options Clearing Corporation or of any registered national securities exchange or similar organization(s), the Custodian shall:  (a) receive and retain confirmations or other documents, if any,

evidencing the purchase or writing of an option on a security or securities index by a Portfolio; (b) deposit and maintain in a segregated account,

securities (either physically or by book-entry in a Securities System),

cash or other assets; and (c) pay, release and/or transfer such securities,

cash or other assets in accordance with notices or other communications evidencing the expiration, termination or exercise of such options furnished by the Options Clearing Corporation, the securities or options exchange on which such options are traded, or such other organization as may be responsible for handling such option transactions.  The Fund and the broker-dealer shall be responsible for the sufficiency of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract.

 Section 2.10.  Futures Contracts.  Upon receipt of Proper Instructions, or pursuant to the provisions of any futures margin procedural agreement among the Fund, on behalf of any Portfolio, the Custodian and any futures commission merchant (a "Procedural Agreement"), the Custodian shall:  (a)

receive and retain confirmations, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by a Portfolio;

(b) deposit and maintain in a segregated account, cash, securities and other assets designated as initial, maintenance or variation "margin"

deposits intended to secure the Portfolio's performance of its obligations under any futures contracts purchased or sold or any options on futures contracts written by the Portfolio, in accordance with the provisions of any Procedural Agreement designed to comply with the rules of the Commodity

Futures Trading Commission and/or any commodity exchange or contract market

(such as the Chicago Board of Trade), or any similar organization(s),

regarding such margin deposits; and (c) release assets from and/or transfer assets into such margin accounts only in accordance with any such

Procedural Agreements.  The Fund and such futures commission merchant shall be responsible for the sufficiency of assets held in the segregated account in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms.

 Section 2.11.  Borrowing.  Upon receipt of Proper Instructions, the

Custodian shall deliver securities of a Portfolio to lenders or their agents, or otherwise establish a segregated account as agreed to by the

Fund and the Custodian, as collateral for borrowings effected by the Fund on behalf of a Portfolio, provided that such borrowed money is payable by the lender (a) to or upon the Custodian's order, as Custodian for such

Portfolio, and (b) concurrently with delivery of such securities.

 Section 2.12.  Interest Bearing Deposits.

 Upon receipt of Proper Instructions directing the Custodian to purchase interest bearing fixed term and call deposits (hereinafter referred to collectively, as "Interest Bearing Deposits") for the account of a

Portfolio, the Custodian shall purchase such Interest Bearing Deposits in the name of a Portfolio with such banks or trust companies (including the

Custodian, any Subcustodian or any subsidiary or affiliate of the

Custodian) (hereinafter referred to as "Banking Institutions") and in such amounts as the Fund may direct pursuant to Proper Instructions.  Such

Interest Bearing Deposits may be denominated in U.S. Dollars or other currencies, as the Fund may determine and direct pursuant to Proper

Instructions.  The Custodian shall include in its records with respect to the assets of each Portfolio appropriate notation as to the amount and currency of each such Interest Bearing Bank Deposit, the accepting Banking

Institution and all other appropriate details, and shall retain such forms of advice or receipt evidencing such account, if any, as may be forwarded to the Custodian by the Banking Institution.  The responsibilities of the

Custodian to the Fund for Interest Bearing Deposits accepted on the

Custodian's books in the United States shall be that of a U.S. bank for a similar deposit.  With respect to Interest Bearing Deposits other than those accepted on the Custodian's books, (a) the Custodian shall be responsible for the collection of income as set forth in Section 2.15 and the transmission of cash and instructions to and from such accounts; and

(b) the Custodian shall have no duty with respect to the selection of the

Banking Institution or, so long as the Custodian acts in accordance with

Proper Instructions, for the failure of such Banking Institution to pay upon demand.  Upon receipt of Proper Instructions, the Custodian shall take such reasonable actions as the Fund deems necessary or appropriate to cause each such Interest Bearing Deposit Account to be insured to the maximum extent possible by all applicable deposit insurers including, without limitation, the Federal Deposit Insurance Corporation.

Section 2.13.  Foreign Exchange Transactions

 (a) Foreign Exchange Transactions Other than as Principal.  Upon receipt of Proper Instructions, the Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Portfolio with such currency brokers or Banking Institutions as the Fund may determine and direct pursuant to Proper Instructions.  The Custodian shall be responsible for the transmission of cash and instructions to and from the currency broker or Banking Institution with which the contract or option is made,

the safekeeping of all certificates and other documents and agreements evidencing or relating to such foreign exchange transactions and the maintenance of proper records as set forth in Section 2.25.  The Custodian shall have no duty with respect to the selection of the currency brokers or

Banking Institutions with which the Fund deals or, so long as the Custodian acts in accordance with Proper Instructions, for the failure of such brokers or Banking Institutions to comply with the terms of any contract or option.

 (b)  Foreign Exchange Contracts as Principal.  The Custodian shall not be obligated to enter into foreign exchange transactions as principal.

However, if the Custodian has made available to the Fund its services as a principal in foreign exchange transactions, upon receipt of Proper

Instructions, the Custodian shall enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Portfolio with the Custodian as principal.  The Custodian shall be responsible for the selection of the currency brokers or Banking Institutions and the failure of such currency brokers or Banking Institutions to comply with the terms of any contract or option.

 (c) Payments.  Notwithstanding anything to the contrary contained herein,

upon receipt of Proper Instructions the Custodian may, in connection with a foreign exchange contract, make free outgoing payments of cash in the form of U.S. Dollars or foreign currency prior to receipt of confirmation of such foreign exchange contract or confirmation that the countervalue currency completing such contract has been delivered or received.

 Section 2.14.  Securities Loans.  Upon receipt of Proper Instructions, the

Custodian shall, in connection with loans of securities by a Portfolio,

deliver securities of such Portfolio to the borrower thereof prior to receipt of the collateral, if any, for such borrowing; provided that, in cases of loans of securities secured by cash collateral, the Custodian's instructions to the Securities System shall require that the Securities

System deliver the securities of the Portfolio to the borrower thereof only upon receipt of the collateral for such borrowing.

 Section 2.15.  Collections.  The Custodian shall, and shall cause any

Subcustodian to:  (a) collect amounts due and payable to the Fund with respect to portfolio securities and other assets of each Portfolio; (b)

promptly credit to the account of each Portfolio all income and other payments relating to portfolio securities and other assets held by the

Custodian hereunder upon Custodian's receipt of such income or payments or as otherwise agreed in writing by the Custodian and the Fund; (c) promptly endorse and deliver any instruments required to effect such collections;

and (d) promptly execute ownership and other certificates and affidavits for all federal, state and foreign tax purposes in connection with receipt of income or other payments with respect to portfolio securities and other assets of each Portfolio, or in connection with the transfer of such securities or other assets; provided, however, that with respect to portfolio securities registered in so-called street name, the Custodian shall use its best efforts to collect amounts due and payable to the Fund.

The Custodian shall promptly notify the Fund in writing by facsimile transmission or in such other manner as the Fund and Custodian may agree in writing if any amount payable with respect to portfolio securities or other assets of the Portfolios is not received by the Custodian when due.  The

Custodian shall not be responsible for the collection of amounts due and payable with respect to portfolio securities or other assets that are in default.

 Section 2.16.  Dividends, Distributions and Redemptions.  The Custodian

shall promptly release funds or securities:  (a) upon receipt of Proper

Instructions, to one or more Distribution Accounts designated by the Fund in such Proper Instructions; or (b) upon receipt of Special Instructions,

as otherwise directed by the Fund, for the purpose of the payment of dividends or other distributions to shareholders of the Portfolios, and payment to shareholders who have requested repurchase or redemption of their shares of the Portfolio(s) (collectively, the "Shares").  For purposes of this Agreement, a "Distribution Account" shall mean an account established at a Banking Institution designated by the Fund in Special

Instructions.

 Section 2.17.  Proceeds from Shares Sold.  The Custodian shall receive funds representing cash payments received for Shares issued or sold from time to time by the Fund, and shall promptly credit such funds to the account(s) of the applicable Portfolio(s).  The Custodian shall promptly notify the Fund of Custodian's receipt of cash in payment for Shares issued by the Fund by facsimile transmission or in such other manner as the Fund and Custodian may agree in writing.  Upon receipt of Proper Instructions,

the Custodian shall:  (a) deliver all federal funds received by the

Custodian in payment for Shares in payment for such investments as may be set forth in such Proper Instructions and at a time agreed upon between the

Custodian and the Fund; and (b) make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the

Custodian, in the amount of checks received in payment for Shares which are deposited to the accounts of the Portfolios.

 Section 2.18.  Proxies, Notices, Etc.  The Custodian shall deliver to the

Fund, in the most expeditious manner practicable, all forms of proxies, all notices of meetings, and any other notices or announcements affecting or relating to securities owned by the Portfolios that are received by the

Custodian, any Subcustodian, or any nominee of either of them, and, upon receipt of Proper Instructions, the Custodian shall execute and deliver, or cause such Subcustodian or nominee to execute and deliver, such proxies or other authorizations as may be required.  Except as directed pursuant to

Proper Instructions, neither the Custodian nor any Subcustodian or nominee shall vote upon any such securities, or execute any proxy to vote thereon,

or give any consent or take any other action with respect thereto.

 Section 2.19.  Bills and Other Disbursements.  Upon receipt of Proper

Instructions, the Custodian shall pay or cause to be paid, all bills,

statements, or other obligations of the Portfolios.

 Section 2.20.  Nondiscretionary Functions.  The Custodian shall attend to all nondiscretionary details in connection with the sale, exchange,

substitution, purchase, transfer or other dealings with securities or other assets of the Portfolios held by the Custodian, except as otherwise directed from time to time pursuant to Proper Instructions.

 Section 2.21.  Bank Accounts

 (a) Accounts with the Custodian and any Subcustodians. The Custodian shall open and operate a bank account or accounts (hereinafter referred to collectively, as "Bank Accounts") on the books of the Custodian or any

Subcustodian provided that such account(s) shall be in the name of the

Custodian or a nominee of the Custodian, for the account of a Portfolio,

and shall be subject only to the draft or order of the Custodian; provided however, that such Bank Accounts in countries other than the United States may be held in an account of the Custodian containing only assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian shall indicate at all times the

Portfolio or other customer for which such securities and other assets are held in such account and the respective interests therein.  Such Bank

Accounts may be denominated in either U.S. Dollars or other currencies.

The responsibilities of the Custodian to the Fund for deposits accepted on the Custodian's books in the United States shall be that of a U.S. bank for a similar deposit.  The responsibilities of the Custodian to the Fund for deposits accepted on any Subcustodian's books shall be governed by the provisions of Section 5.02.

 (b) Accounts With Other Banking Institutions.  The Custodian may open and operate Bank Accounts on behalf of a Portfolio, in the name of the

Custodian or a nominee of the Custodian, at a Banking Institution other than the Custodian or any Subcustodian, provided that such account(s) shall be in the name of the Custodian or a nominee of the Custodian, for the account of a Portfolio, and shall be subject only to the draft or order of the Custodian; provided however, that such Bank Accounts may be held in an account of the Custodian containing only assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian shall indicate at all times the Portfolio or other customer for which such securities and other assets are held in such account and the respective interests therein.  Such Bank Accounts may be denominated in either U.S. Dollars or other currencies.  Subject to the provisions of Section 5.01(a), the Custodian shall be responsible for the selection of the Banking Institution and for the failure of such Banking

Institution to pay according to the terms of the deposit.

 (c) Deposit Insurance.  Upon receipt of Proper Instructions, the Custodian shall take such reasonable actions as the Fund deems necessary or appropriate to cause each deposit account established by the Custodian pursuant to this Section 2.21 to be insured to the maximum extent possible by all applicable deposit insurers including, without limitation, the

Federal Deposit Insurance Corporation.

 Section 2.22.  Deposit of Fund Assets in Securities Systems.  The

Custodian may deposit and/or maintain domestic securities owned by the

Portfolios in:  (a) The Depository Trust Company; (b) the Participants

Trust Company; (c) any book-entry system as provided in (i) Subpart O of

Treasury Circular No. 300, 31 CFR 306.115, (ii) Subpart B of Treasury

Circular Public Debt Series No. 27-76, 31 CFR 350.2, or (iii) the

book-entry regulations of federal agencies substantially in the form of 31

CFR 306.115; or (d) any other domestic clearing agency registered with the

Securities and Exchange Commission ("SEC") under Section 17A of the

Securities Exchange Act of 1934 (or as may otherwise be authorized by the

Securities and Exchange Commission to serve in the capacity of depository or clearing agent for the securities or other assets of investment companies) which acts as a securities depository and the use of which the

Fund has previously approved by Special Instructions (as hereinafter defined) (each of the foregoing being referred to in this Agreement as a

"Securities System").  Use of a Securities System shall be in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

  (A) The Custodian may deposit and/or maintain securities held hereunder in a Securities System, provided that such securities are represented in an account ("Account") of the Custodian in the Securities System which Account shall not contain any assets of the Custodian other than assets held as a fiduciary, custodian, or otherwise for customers.

  (B) The books and records of the Custodian shall at all times identify those securities belonging to each Portfolio which are maintained in a

Securities System.

  (C) The Custodian shall pay for securities purchased for the account of a

Portfolio only upon (w) receipt of advice from the Securities System that such securities have been transferred to the Account of the Custodian, and

(x) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Portfolio.  The Custodian shall transfer securities sold for the account of a Portfolio only upon (y)

receipt of advice from the Securities System that payment for such securities has been transferred to the Account of the Custodian, and (z)

the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Portfolio.  Copies of all advices from the Securities System relating to transfers of securities for the account of a Portfolio shall identify such Portfolio, shall be maintained for the Portfolio by the Custodian.  The Custodian shall deliver to the Fund on the next succeeding business day daily transaction reports which shall include each day's transactions in the Securities System for the account of each Portfolio.  Such transaction reports shall be delivered to the Fund or any agent designated by the Fund pursuant to Proper

Instructions, by computer or in such other manner as the Fund and Custodian may agree in writing.

  (D) The Custodian shall, if requested by the Fund pursuant to Proper

Instructions, provide the Fund with all reports obtained by the Custodian or any Subcustodian with respect to a Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

  (E) Upon receipt of Special Instructions, the Custodian shall terminate the use of any Securities System (except the federal book-entry system) on behalf of any Portfolio as promptly as practicable and shall take all actions reasonably practicable to safeguard the securities of the

Portfolios maintained with such Securities System.

 Section 2.23.  Other Transfers.  Upon receipt of Special Instructions, the

Custodian shall make such other dispositions of securities, funds or other property of the Portfolios in a manner or for purposes other than as expressly set forth in this Agreement, provided that the Special

Instructions relating to such disposition shall include a statement of the purpose for which the delivery is to be made, the amount of funds and/or securities to be delivered, and the name of the person or persons to whom delivery is to be made, and shall otherwise comply with the provisions of

Sections 3.01 and 3.03 hereof.

 Section 2.24.  Establishment of Segregated Account.  Upon receipt of

Proper Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of a Portfolio,

into which account or accounts may be transferred cash and/or securities or other assets of such Portfolio, including securities maintained by the

Custodian in a Securities System pursuant to Section 2.22 hereof, said account or accounts to be maintained:  (a) for the purposes set forth in

Sections 2.09, 2.10 and 2.11 hereof; (b) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No.

10666, or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies; or

(c) for such other purposes as set forth, from time to time, in Special

Instructions.

 Section 2.25.  Custodian's Books and Records.  The Custodian shall provide any assistance reasonably requested by the Fund in the preparation of reports to Fund shareholders and others, audits of accounts, and other ministerial matters of like nature.  The Custodian shall maintain complete and accurate records with respect to securities and other assets held for the accounts of the Portfolios as required by the rules and regulations of the SEC applicable to investment companies registered under the 1940 Act,

including:  (a) journals or other records of original entry containing a detailed and itemized daily record of all receipts and deliveries of securities (including certificate and transaction identification numbers,

if any), and all receipts and disbursements of cash; (b) ledgers or other records reflecting (i) securities in transfer, (ii) securities in physical possession, (iii) securities borrowed, loaned or collateralizing obligations of the Portfolios, (iv) monies borrowed and monies loaned

(together with a record of the collateral therefor and substitutions of such collateral), and (v) dividends and interest received; and (c)

cancelled checks and bank records related thereto.  The Custodian shall keep such other books and records of the Fund as the Fund shall reasonably request.  All such books and records maintained by the Custodian shall be maintained in a form acceptable to the Fund and in compliance with the rules and regulations of the SEC, including, but not limited to, books and records required to be maintained by Section 31(a) of the 1940 Act and the rules and regulations from time to time adopted thereunder.  All books and records maintained by the Custodian pursuant to this Agreement shall at all times be the property of the Fund and shall be available during normal business hours for inspection and use by the Fund and its agents,

including, without limitation, its independent certified public accountants.  Notwithstanding the preceding sentence, the Funds shall not take any actions or cause the Custodian to take any actions which would cause, either directly or indirectly, the Custodian to violate any applicable laws, regulations or orders.

 Section 2.26.  Opinion of Fund's Independent Certified Public Accountants.

The Custodian shall take all reasonable action as the Fund may request to obtain from year to year favorable opinions from the Fund's independent certified public accountants with respect to the Custodian's activities hereunder in connection with the preparation of the Fund's Form N-1A and the Fund's Form N-SAR or other periodic reports to the SEC and with respect to any other requirements of the SEC.

 Section 2.27.  Reports by Independent Certified Public Accountants.  At

the request of the Fund, the Custodian shall deliver to the Fund a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this

Agreement, including, without limitation, the Custodian's accounting system, internal accounting control and procedures for safeguarding cash,

securities and other assets, including cash, securities and other assets deposited and/or maintained in a Securities System or with a Subcustodian.

Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by the Fund and as may reasonably be obtained by the

Custodian.

 Section 2.28.  Overdraft Facility.  In the event that the Custodian is directed by Proper Instructions to make any payment or transfer of funds on behalf of a Portfolio for which there would be, at the close of business on the date of such payment or transfer, insufficient funds held by the

Custodian on behalf of such Portfolio, the Custodian may, in its discretion, provide an overdraft (an "Overdraft") to the Fund on behalf of such Portfolio, in an amount sufficient to allow the completion of such payment.  Any Overdraft provided hereunder:  (a) shall be payable on the next Business Day, unless otherwise agreed by the Fund and the Custodian;

and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the Fund on behalf of the applicable Portfolio at a rate agreed upon in writing, from time to time, by the Custodian and the Fund.

The Custodian and the Fund acknowledge that the purpose of such Overdrafts is to temporarily finance the purchase or sale of securities for prompt delivery in accordance with the terms hereof, or to meet emergency expenses not reasonably foreseeable by the Fund.  The Custodian shall promptly notify the Fund in writing (an "Overdraft Notice") of any Overdraft by facsimile transmission or in such other manner as the Fund and the

Custodian may agree in writing.  At the request of the Custodian, the Fund,

on behalf of a Portfolio, shall pledge, assign and grant to the Custodian a security interest in certain specified securities of the Portfolio, as security for Overdrafts provided to such Portfolio, under the terms and conditions set forth in Appendix "C" attached hereto.

ARTICLE III

PROPER INSTRUCTIONS, SPECIAL INSTRUCTIONS

AND RELATED MATTERS

 Section 3.01.  Proper Instructions and Special Instructions.

 (a) Proper Instructions.  As used herein, the term "Proper Instructions"

shall mean:  (i) a tested telex, a written (including, without limitation,

facsimile transmission) request, direction, instruction or certification signed or initialed by or on behalf of the Fund by one or more Authorized

Persons (as hereinafter defined); (ii) a telephonic or other oral communication by one or more Authorized Persons; or (iii) a communication effected directly between an electro-mechanical or electronic device or system (including, without limitation, computers) by or on behalf of the

Fund by one or more Authorized Persons; provided, however, that communications of the types described in clauses (ii) and (iii) above purporting to be given by an Authorized Person shall be considered Proper

Instructions only if the Custodian reasonably believes such communications to have been given by an Authorized Person with respect to the transaction involved.  Proper Instructions in the form of oral communications shall be confirmed by the Fund by tested telex or in writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions prior to the Custodian's receipt of such confirmation.  The

Fund and the Custodian are hereby authorized to record any and all telephonic or other oral instructions communicated to the Custodian.

Proper Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

 (b) Special Instructions.  As used herein, the term "Special Instructions"

shall mean Proper Instructions countersigned or confirmed in writing by the

Treasurer or any Assistant Treasurer of the Fund or any other person designated by the Treasurer of the Fund in writing, which countersignature or confirmation shall be (i)included on the same instrument containing the

Proper Instructions or on a separate instrument relating thereto, and (ii)

delivered by hand, by facsimile transmission, or in such other manner as the Fund and the Custodian agree in writing.

 (c) Address for Proper Instructions and Special Instructions.  Proper

Instructions and Special Instructions shall be delivered to the Custodian at the address and/or telephone, telecopy or telex number agreed upon from time to time by the Custodian and the Fund.

 Section 3.02.  Authorized Persons.  Concurrently with the execution of this Agreement and from time to time thereafter, as appropriate, the Fund shall deliver to the Custodian, duly certified as appropriate by a

Treasurer or Assistant Treasurer of the Fund, a certificate setting forth:

(a) the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request,

direction, instruction, certificate or instrument on behalf of the Fund

(collectively, the "Authorized Persons" and individually, an "Authorized

Person"); and (b) the names, titles and signatures of those persons authorized to issue Special Instructions.  Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Custodian of a similar certificate to the contrary.  Upon delivery of a certificate which deletes the name(s) of a person previously authorized to give Proper Instructions or to issue Special Instructions,

such persons shall no longer be considered an Authorized Person or authorized to issue Special Instructions.

 Section 3.03.  Persons Having Access to Assets of the Portfolios.

Notwithstanding anything to the contrary contained in this Agreement, no

Authorized Person, Trustee, officer, employee or agent of the Fund shall have physical access to the assets of any Portfolio held by the Custodian nor shall the Custodian deliver any assets of a Portfolio for delivery to an account of such person; provided, however, that nothing in this Section

3.03 shall prohibit (a) any Authorized Person from giving Proper

Instructions, or any person authorized to issue Special Instructions from issuing Special Instructions, so long as such action does not result in delivery of or access to assets of any Portfolio prohibited by this Section

3.03; or (b) the Fund's independent certified public accountants from examining or reviewing the assets of the Portfolios held by the Custodian.

The Fund shall deliver to the Custodian a written certificate identifying such Authorized Persons, Trustees, officers, employees and agents of the

Fund.

 Section 3.04.  Actions of Custodian Based on Proper Instructions and

Special Instructions.  So long as and to the extent that the Custodian acts in accordance with (a) Proper Instructions or Special Instructions, as the case may be, and (b) the terms of this Agreement, the Custodian shall not be responsible for the title, validity or genuineness of any property, or evidence of title thereof, received by it or delivered by it pursuant to this Agreement.

ARTICLE IV

SUBCUSTODIANS

 The Custodian may, from time to time, in accordance with the relevant provisions of this Article IV, appoint one or more Domestic Subcustodians,

Foreign Subcustodians, Interim Subcustodians and Special Subcustodians to

act on behalf of a Portfolio.  (For purposes of this Agreement, all duly appointed Domestic Subcustodians, Foreign Subcustodians, Interim

Subcustodians, and Special Subcustodians are hereinafter referred to collectively, as "Subcustodians.")

 Section 4.01.  Domestic Subcustodians.  The Custodian may, at any time and from time to time, appoint any bank as defined in Section 2(a)(5) of the

1940 Act meeting the requirements of a custodian under Section 17(f) of the

1940 Act and the rules and regulations thereunder, to act on behalf of one or more Portfolios as a subcustodian for purposes of holding cash,

securities and other assets of such Portfolios and performing other functions of the Custodian within the United States (a "Domestic

Subcustodian"); provided, that, the Custodian shall notify the Fund in writing of the identity and qualifications of any proposed Domestic

Subcustodian at least thirty (30) days prior to appointment of such

Domestic Subcustodian, and the Fund may, in its sole discretion, by written notice to the Custodian executed by an Authorized Person disapprove of the appointment of such Domestic Subcustodian.  If following notice by the

Custodian to the Fund regarding appointment of a Domestic Subcustodian and the expiration of thirty (30) days after the date of such notice, the Fund shall have failed to notify the Custodian of its disapproval thereof, the

Custodian may, in its discretion, appoint such proposed Domestic

Subcustodian as its subcustodian.

 Section 4.02.  Foreign Subcustodians and Interim Subcustodians.

 (a) Foreign Subcustodians.  The Custodian may, at any time and from time to time, appoint: (i) any bank, trust company or other entity meeting the requirements of an "eligible foreign custodian" under Section 17(f) of the

1940 Act and the rules and regulations thereunder or by order of the

Securities and Exchange Commission exempted therefrom, or (ii) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder to act on behalf of one or more Portfolios as a subcustodian for purposes of holding cash, securities and other assets of such Portfolios and performing other functions of the Custodian in countries other than the

United States of America (a "Foreign Subcustodian"); provided, that, prior to the appointment of any Foreign Subcustodian, the Custodian shall have obtained written confirmation of the approval of the Board of Trustees or other governing body or entity of the Fund on behalf of the applicable

Portfolio(s) (which approval may be withheld in the sole discretion of such

Board of Trustees or other governing body or entity) with respect to (i)

the identity and qualifications of any proposed Foreign Subcustodian, (ii)

the country or countries in which, and the securities depositories or clearing agencies, if any, through which, any proposed Foreign Subcustodian is authorized to hold securities and other assets of the Portfolio(s), and

(iii) the form and terms of the subcustodian agreement to be entered into between such proposed Foreign Subcustodian and the Custodian.  Each such duly approved Foreign Subcustodian and the countries where and the securities depositories and clearing agencies through which they may hold securities and other assets of the Funds shall be listed on Appendix "B"

attached hereto, as it may be amended, from time to time, in accordance with the provisions of Section 9.05(c) hereof.  The Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Foreign

Subcustodian is authorized to act, in order that there shall be sufficient time for the Custodian to effect the appropriate arrangements with a proposed foreign subcustodian, including obtaining approval as provided in this Section 4.02(a).  The Custodian shall not amend any subcustodian agreement entered into with a Foreign Subcustodian, or agree to change or permit any changes thereunder, or waive any rights under such agreement,

which materially affect the Fund's rights  or the Foreign Subcustodian's obligations or duties to the Fund under such agreement, except upon prior approval pursuant to Special Instructions.

 (b) Interim Subcustodians.  Notwithstanding the foregoing, in the event that a Portfolio shall invest in a security or other asset to be held in a country in which no Foreign Subcustodian is authorized to act, the

Custodian shall promptly notify the Fund in writing by facsimile transmission or in such other manner as the Fund and Custodian shall agree in writing of the unavailability of an approved Foreign Subcustodian in such country; and the Custodian shall, upon receipt of Special

Instructions, appoint any Person designated by the Fund in such Special

Instructions to hold such security or other asset.  (Any Person appointed as a subcustodian pursuant to this Section 4.02(b) is hereinafter referred to as an "Interim Subcustodian.")

 Section 4.03.  Special Subcustodians.  Upon receipt of Special

Instructions, the Custodian shall, on behalf of the Fund for one or more

Portfolios, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act as a subcustodian for purposes of:  (i) effecting third-party repurchase transactions with banks,

brokers, dealers or other entities through the use of a common custodian or subcustodian; (ii) establishing a joint trading account for the Portfolios and other registered open-end management investment companies for which

Fidelity Management & Research Company serves as investment adviser,

through which the Portfolios and such other investment companies shall collectively participate in certain repurchase transactions; (iii)

providing depository and clearing agency services with respect to certain variable rate demand note securities; and (iv) effecting any other transactions designated by the Fund in Special Instructions.  (Each such designated subcustodian is hereinafter referred to as a "Special

Subcustodian.")  Each such duly appointed Special Subcustodian shall be listed on Appendix "B" attached hereto, as it may be amended from time to time in accordance with the provisions of Section 9.05(c) hereof.  In connection with the appointment of any Special Subcustodian, the Custodian shall enter into a subcustodian agreement with the Special Subcustodian in form and substance approved by the Fund, provided that such agreement shall in all events comply with the provisions of the 1940 Act and the rules and regulations thereunder and the terms and provisions of this Agreement.  The

Custodian shall not amend any subcustodian agreement entered into with a

Special Subcustodian, or agree to change or permit any changes thereunder,

or waive any rights under such agreement, except upon prior approval pursuant to Special Instructions.

 Section 4.04.  Termination of a Subcustodian.  The Custodian shall (i)

cause each Domestic Subcustodian and Foreign Subcustodian to, and (ii) use

its best efforts to cause each Interim Subcustodian and Special

Subcustodian to, perform all of its obligations in accordance with the terms and conditions of the subcustodian agreement between the Custodian and such Subcustodian.  In the event that the Custodian is unable to cause such Subcustodian to fully perform its obligations thereunder, the

Custodian shall forthwith, upon the receipt of Special Instructions,

terminate such Subcustodian with respect to the Fund and, if necessary or desirable, appoint a replacement Subcustodian in accordance with the provisions of Section 4.01 or Section 4.02, as the case may be.  In addition to the foregoing, the Custodian (A) may, at any time in its discretion, upon written notification to the Fund, terminate any Domestic

Subcustodian, Foreign Subcustodian or Interim Subcustodian, and (B) shall,

upon receipt of Special Instructions, terminate any Subcustodian with respect to the Fund, in accordance with the termination provisions under the applicable subcustodian agreement.

 Section 4.05.  Certification Regarding Foreign Subcustodians.  Upon

request of the Fund, the Custodian shall deliver to the Fund a certificate stating:  (i) the identity of each Foreign Subcustodian then acting on behalf of the Custodian; (ii) the countries in which and the securities depositories and clearing agents through which each such Foreign

Subcustodian is then holding cash, securities and other assets of any

Portfolio; and (iii) such other information as may be requested by the Fund to ensure compliance with Rule 17(f)-5 under the 1940 Act.

ARTICLE V

STANDARD OF CARE; INDEMNIFICATION

 Section 5.01.  Standard of Care.

 (a) General Standard of Care.  The Custodian shall exercise reasonable care and diligence in carrying out all of its duties and obligations under this Agreement, and shall be liable to the Fund for all loss, damage and expense suffered or incurred by the Fund or the Portfolios resulting from the failure of the Custodian to exercise such reasonable care and diligence.

 (b) Actions Prohibited by Applicable Law, Etc.  In no event shall the

Custodian incur liability hereunder if the Custodian or any Subcustodian or

Securities System, or any subcustodian, securities depository or securities system utilized by any such Subcustodian, or any nominee of the Custodian or any Subcustodian (individually, a "Person") is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this

Agreement provides shall be performed or omitted to be performed, by reason of:  (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction; or (ii) any act of God or war or other similar circumstance beyond the control of the Custodian, unless, in each case, such delay or nonperformance is caused by (A) the negligence, misfeasance or misconduct of the applicable Person, or (B) a malfunction or failure of equipment operated or utilized by the applicable Person other than a malfunction or failure beyond such Person's control and which could not reasonably be anticipated and/or prevented by such Person.

 (c) Mitigation by Custodian.  Upon the occurrence of any event which causes or may cause any loss, damage or expense to the Fund or any

Portfolio, (i) the Custodian shall, (ii) the Custodian shall cause any applicable Domestic Subcustodian or Foreign Subcustodian to, and (iii) the

Custodian shall use its best efforts to cause any applicable Interim

Subcustodian or Special Subcustodian to, use all commercially reasonable efforts and take all reasonable steps under the circumstances to mitigate the effects of such event and to avoid continuing harm to the Fund and the

Portfolios.

 (d) Advice of Counsel.  The Custodian shall be entitled to receive and act upon advice of counsel on all matters. The Custodian shall be without liability for any action reasonably taken or omitted in good faith pursuant to the advice of (i) counsel for the Fund, or (ii) at the expense of the

Custodian, such other counsel as the Fund and the Custodian may agree upon;

provided, however, with respect to the performance of any action or omission of any action upon such advice, the Custodian shall be required to conform to the standard of care set forth in Section 5.01(a).

 (e) Expenses of the Fund.  In addition to the liability of the Custodian under this Article V, the Custodian shall be liable to the Fund for all reasonable costs and expenses incurred by the Fund in connection with any claim by the Fund against the Custodian arising from the obligations of the

Custodian hereunder including, without limitation, all reasonable attorneys' fees and expenses incurred by the Fund in asserting any such claim, and all expenses incurred by the Fund in connection with any investigations, lawsuits or proceedings relating to such claim; provided,

that the Fund has recovered from the Custodian for such claim.

 (f) Liability for Past Records.   The Custodian shall have no liability in

respect of any loss, damage or expense suffered by the Fund, insofar as such loss, damage or expense arises from the performance of the Custodian's duties hereunder by reason of the Custodian's reliance upon records that were maintained for the Fund by entities other than the Custodian prior to the Custodian's employment hereunder.

 Section 5.02.  Liability of Custodian for Actions of Other Persons.

 (a) Domestic Subcustodians and Foreign Subcustodians.  The Custodian shall be liable for the actions or omissions of any Domestic Subcustodian or any

Foreign Subcustodian to the same extent as if such action or omission were performed by the Custodian itself.  In the event of any loss, damage or expense suffered or incurred by the Fund caused by or resulting from the actions or omissions of any Domestic Subcustodian or Foreign Subcustodian

for which the Custodian would otherwise be liable, the Custodian shall promptly reimburse the Fund in the amount of any such loss, damage or expense.

 (b) Interim Subcustodians.  Notwithstanding the provisions of Section 5.01 to the contrary, the Custodian shall not be liable to the Fund for any loss, damage or expense suffered or incurred by the Fund or any Portfolio resulting from the actions or omissions of an Interim Subcustodian unless such loss, damage or expense is caused by, or results from, the negligence,

misfeasance or misconduct of the Custodian; provided, however, in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against such Interim

Subcustodian to protect the interests of the Fund and the Portfolios.

 (c) Special Subcustodians.  Notwithstanding the provisions of Section 5.01 to the contrary and except as otherwise provided in any subcustodian agreement to which the Custodian, the Fund and any Special Subcustodian are

parties, the Custodian shall not be liable to the Fund for any loss, damage or expense suffered or incurred by the Fund or any Portfolio resulting from the actions or omissions of a Special Subcustodian, unless such loss,

damage or expense is caused by, or results from, the negligence,

misfeasance or misconduct of the Custodian; provided, however, that in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against any Special

Subcustodian to protect the interests of the Fund and the Portfolios.

 (d) Securities Systems.  Notwithstanding the provisions of Section 5.01 to the contrary, the Custodian shall not be liable to the Fund for any loss,

damage or expense suffered or incurred by the Fund or any Portfolio resulting from the use by the Custodian of a Securities System, unless such loss, damage or expense is caused by, or results from, the negligence,

misfeasance or misconduct of the Custodian; provided, however, that in the event of any such loss, damage or expense, the Custodian shall take all reasonable steps to enforce such rights as it may have against the

Securities System to protect the interests of the Fund and the Portfolios.

 (e) Reimbursement of Expenses.  The Fund agrees to reimburse the Custodian for  all reasonable out-of-pocket expenses incurred by the Custodian in connection with the fulfillment of its obligations under this Section 5.02;

provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian.

 Section 5.03.  Indemnification.

 (a) Indemnification Obligations.  Subject to the limitations set forth in this Agreement, the Fund agrees to indemnify and hold harmless the

Custodian and its nominees from all loss, damage and expense (including reasonable attorneys' fees) suffered or incurred by the Custodian or its nominee caused by or arising from actions taken by the Custodian in the performance of its duties and obligations under this Agreement; provided,

however, that such indemnity shall not apply to loss, damage and expense occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian or its nominee.  In addition, the Fund agrees to indemnify any Person against any liability incurred by reason of taxes assessed to such Person, or other loss, damage or expenses incurred by such Person,

resulting from the fact that securities and other property of the

Portfolios are registered in the name of such Person; provided, however,

that in no event shall such indemnification be applicable to income,

franchise or similar taxes which may be imposed or assessed against any

Person.

 (b) Notice of Litigation, Right to Prosecute, Etc.  The Fund shall not be liable for indemnification under this Section 5.03 unless a Person shall have promptly notified the Fund in writing of the commencement of any litigation or proceeding brought against such Person in respect of which indemnity may be sought under this Section 5.03.  With respect to claims in such litigation or proceedings for which indemnity by the Fund may be sought and subject to applicable law and the ruling of any court of competent jurisdiction, the Fund shall be entitled to participate in any such litigation or proceeding and, after written notice from the Fund to any Person, the Fund may assume the defense of such litigation or proceeding with counsel of its choice at its own expense in respect of that portion of the litigation for which the Fund may be subject to an indemnification obligation; provided, however, a Person shall be entitled to participate in (but not control) at its own cost and expense, the defense of any such litigation or proceeding if the Fund has not acknowledged in writing its obligation to indemnify the Person with respect to such litigation or proceeding.  If the Fund is not permitted to participate or control such litigation or proceeding under applicable law or by a ruling of a court of competent jurisdiction, such Person shall reasonably prosecute such litigation or proceeding.  A Person shall not consent to the entry of any judgment or enter into any settlement in any such litigation or proceeding without providing the Fund with adequate notice of any such settlement or judgment, and without the Fund's prior written consent.  All Persons shall submit written evidence to the Fund with respect to any cost or expense for which they are seeking indemnification in such form and detail as the Fund may reasonably request.

 Section 5.04.  Investment Limitations.  If the Custodian has otherwise complied with the terms and conditions of this Agreement in performing its duties generally, and more particularly in connection with the purchase,

sale or exchange of securities made by or for a Portfolio, the Custodian shall not be liable to the Fund and the Fund agrees to indemnify the

Custodian and its nominees, for any loss, damage or expense suffered or incurred by the Custodian and its nominees arising out of any violation of any investment or other limitation to which the Fund is subject.

 Section 5.05.  Fund's Right to Proceed.  Notwithstanding anything to the contrary contained herein, the Fund shall have, at its election upon reasonable notice to the Custodian, the right to enforce, to the extent permitted by any applicable agreement and applicable law, the Custodian's rights against any Subcustodian, Securities System, or other Person for loss, damage or expense caused the Fund by such Subcustodian, Securities

System, or other Person, and shall be entitled to enforce the rights of the

Custodian with respect to any claim against such Subcustodian, Securities

System or other Person, which the Custodian may have as a consequence of any such loss, damage or expense, if and to the extent that the Fund has not been made whole for any such loss or damage.  If the Custodian makes the Fund whole for any such loss or damage, the Custodian shall retain the ability to enforce its rights directly against such Subcustodian,

Securities System or other Person.  Upon the Fund's election to enforce any rights of the Custodian under this Section 5.05, the Fund shall reasonably prosecute all actions and proceedings directly relating to the rights of the Custodian in respect of the loss, damage or expense incurred by the

Fund; provided that, so long as the Fund has acknowledged in writing its obligation to indemnify the Custodian under Section 5.03 hereof with respect to such claim, the Fund shall retain the right to settle,

compromise and/or terminate any action or proceeding in respect of the loss, damage or expense incurred by the Fund without the Custodian's consent and provided further, that if the Fund has not made an acknowledgement of its obligation to indemnify, the Fund shall not settle,

compromise or terminate any such action or proceeding without the written consent of the Custodian, which consent shall not be unreasonably withheld or delayed.  The Custodian agrees to cooperate with the Fund and take all actions reasonably requested by the Fund in connection with the Fund's enforcement of any rights of the Custodian.  The Fund agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the

Custodian in connection with the fulfillment of its obligations under this

Section 5.05; provided, however, that such reimbursement shall not apply to expenses occasioned by or resulting from the negligence, misfeasance or misconduct of the Custodian.

ARTICLE VI

COMPENSATION

 On behalf of each Portfolio, the Fund shall compensate the Custodian in an amount, and at such times, as may be agreed upon in writing, from time to time, by the Custodian and the Fund.

ARTICLE VII

TERMINATION

 Section 7.01.  Termination of Agreement in Full.  This Agreement shall continue in full force and effect until the first to occur of:  (a)

termination by the Custodian by an instrument in writing delivered or mailed to the Fund, such termination to take effect not sooner than ninety

(90) days after the date of such delivery; (b) termination by the Fund by an instrument in writing delivered or mailed to the Custodian, such termination to take effect not sooner than thirty (30) days after the date of such delivery; or (c) termination by the Fund by written notice delivered to the Custodian, based upon the Fund's determination that there is a reasonable basis to conclude that the Custodian is insolvent or that the financial condition of the Custodian is deteriorating in any material respect, in which case termination shall take effect upon the Custodian's receipt of such notice or at such later time as the Fund shall designate.

In the event of termination pursuant to this Section 7.01, the Fund shall make payment of all accrued fees and unreimbursed expenses within a reasonable time following termination and delivery of a statement to the

Fund setting forth such fees and expenses.  The Fund shall identify in any notice of termination a successor custodian to which the cash, securities and other assets of the Portfolios shall, upon termination of this

Agreement, be delivered.  In the event that no written notice designating a successor custodian shall have been delivered to the Custodian on or before the date when termination of this Agreement shall become effective, the

Custodian may deliver to a bank or trust company doing business in Boston,

Massachusetts, of its own selection, having an aggregate capital, surplus,

and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities and other assets held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement.  Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.  In the event that securities and other assets remain in the possession of the

Custodian after the date of termination hereof owing to failure of the Fund to appoint a successor custodian, the Custodian shall be entitled to compensation for its services in accordance with the fee schedule most recently in effect, for such period as the Custodian retains possession of such securities and other assets, and the provisions of this Agreement relating to the duties and obligations of the Custodian and the Fund shall remain in full force and effect.  In the event of the appointment of a successor custodian, it is agreed that the cash, securities and other property owned by the Fund and held by the Custodian, any Subcustodian or nominee shall be delivered to the successor custodian; and the Custodian agrees to cooperate with the Fund in the execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement.

 Section 7.02.  Termination as to One or More Portfolios.  This Agreement

may be terminated as to one or more Portfolios (but less than all of the

Portfolios) by delivery of an amended Appendix "A" deleting such Portfolios pursuant to Section 9.05(b) hereof, in which case termination as to such deleted Portfolios shall take effect thirty (30) days after the date of such delivery.  The execution and delivery of an amended Appendix "A" which deletes one or more Portfolios shall constitute a termination of this

Agreement only with respect to such deleted Portfolio(s), shall be governed by the preceding provisions of Section 7.01 as to the identification of a successor custodian and the delivery of cash, securities and other assets of the Portfolio(s) so deleted, and shall not affect the obligations of the

Custodian and the Fund hereunder with respect to the other Portfolios set forth in Appendix "A," as amended from time to time.

ARTICLE VIII

DEFINED TERMS

 The following terms are defined in the following sections:

Term  Section

Account  2.22

ADRs  2.06

Authorized Person(s)  3.02

Banking Institution  2.12(a)

Business Day  Appendix "C"

Bank Accounts  2.21

Distribution Account  2.16

Domestic Subcustodian  4.01

Foreign Subcustodian  4.02(a)

Institutional Client  2.03

Interim Subcustodian  4.02(b)

Overdraft  2.28

Overdraft Notice  2.28

Person  5.01(b)

Portfolio  Preamble

Procedural Agreement  2.10

Proper Instructions  3.01(a)

SEC  2.22

Securities System  2.22

Shares  2.16

Special Instructions  3.01(b)

Special Subcustodian  4.03

Subcustodian  Article IV

1940 Act  Preamble

ARTICLE IX

MISCELLANEOUS

 Section 9.01.  Execution of Documents, Etc.

  (a) Actions by the Fund.  Upon request, the Fund shall execute and deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations under this Agreement or any applicable subcustodian agreement, provided that the exercise by the Custodian or any Subcustodian of any such rights shall in all events be in compliance with the terms of this Agreement.

  (b) Actions by Custodian.  Upon receipt of Proper Instructions, the

Custodian shall execute and deliver to the Fund or to such other parties as the Fund may designate in such Proper Instructions, all such documents,

instruments or agreements as may be reasonable and necessary or desirable in order to effectuate any of the transactions contemplated hereby.

 Section 9.02.  Representative Capacity; Nonrecourse Obligations.  A COPY

OF THE DECLARATION OF TRUST OF THE FUND IS ON FILE WITH THE SECRETARY OF

THE STATE OF THE FUND'S FORMATION, AND NOTICE IS HEREBY GIVEN THAT THIS

AGREEMENT IS NOT EXECUTED ON BEHALF OF THE TRUSTEES OF THE FUND AS

INDIVIDUALS, AND THE OBLIGATIONS OF THIS AGREEMENT ARE NOT BINDING UPON ANY

OF THE TRUSTEES, OFFICERS, SHAREHOLDERS OR PARTNERS OF THE FUND

INDIVIDUALLY, BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF THE

PORTFOLIOS.  THE CUSTODIAN AGREES THAT NO SHAREHOLDER, TRUSTEE, OFFICER OR

PARTNER OF THE FUND MAY BE HELD PERSONALLY LIABLE OR RESPONSIBLE FOR ANY

OBLIGATIONS OF THE FUND ARISING OUT OF THIS AGREEMENT.

 Section 9.03.  Several Obligations of the Portfolios.  WITH RESPECT TO ANY

OBLIGATIONS OF THE FUND ON BEHALF OF THE PORTFOLIOS ARISING OUT OF THIS

AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE OBLIGATIONS ARISING UNDER

SECTIONS 2.28, 5.03, 5.05 and ARTICLE VI HEREOF, THE CUSTODIAN SHALL LOOK

FOR PAYMENT OR SATISFACTION OF ANY OBLIGATION SOLELY TO THE ASSETS AND

PROPERTY OF THE PORTFOLIO TO WHICH SUCH OBLIGATION RELATES AS THOUGH THE

FUND HAD SEPARATELY CONTRACTED WITH THE CUSTODIAN BY SEPARATE WRITTEN

INSTRUMENT WITH RESPECT TO EACH PORTFOLIO.

 Section 9.04.  Representations and Warranties.

  (a) Representations and Warranties of the Fund.  The Fund hereby represents and warrants that each of the following shall be true, correct and complete at all times during the term of this Agreement: (i) the Fund is duly organized under the laws of its jurisdiction of organization and is registered as an open-end management investment company under the 1940 Act;

and (ii) the execution, delivery and performance by the Fund of this

Agreement are (w) within its power, (x) have been duly authorized by all necessary action, and (y) will not (A) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (B)

violate any provision of the Fund's corporate charter, Declaration of Trust or other organizational document, or bylaws, or any amendment thereof or any provision of its most recent Prospectus or Statement of Additional

Information.

  (b) Representations and Warranties of the Custodian.  The Custodian

hereby represents and warrants that each of the following shall be true,

correct and complete at all times during the term of this Agreement: (i)

the Custodian is duly organized under the laws of its jurisdiction of organization and qualifies to act as a custodian to open-end management investment companies under the provisions of the 1940 Act; and (ii) the execution, delivery and performance by the Custodian of this Agreement are

(w) within its power, (x) have been duly authorized by all necessary action, and (y) will not (A) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (B)

violate any provision of the Custodian's corporate charter, or other organizational document, or bylaws, or any amendment thereof.

 Section 9.05.  Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and accordingly, supersedes as of the effective date of this Agreement any custodian agreement heretofore in effect between the

Fund and the Custodian.

 Section 9.06.  Waivers and Amendments.  No provision of this Agreement may be waived, amended or terminated except by a statement in writing signed by the party against which enforcement of such waiver, amendment or termination is sought; provided, however:  (a) Appendix "A" listing the

Portfolios for which the Custodian serves as custodian may be amended from time to time to add one or more Portfolios, by the Fund's execution and delivery to the Custodian of an amended Appendix "A", and the execution of such amended Appendix by the Custodian, in which case such amendment shall take effect immediately upon execution by the Custodian; (b) Appendix "A"

may be amended from time to time to delete one or more Portfolios (but less than all of the Portfolios), by the Fund's execution and delivery to the

Custodian of an amended Appendix A", in which case such amendment shall take effect thirty (30) days after such delivery, unless otherwise agreed by the Custodian and the Fund in writing; (c) Appendix "B" listing Foreign

Subcustodians and Special Subcustodians approved by the Fund may be amended from time to time to add or delete one or more Foreign Subcustodians or

Special Subcustodians by the Fund's execution and delivery to the Custodian of an amended Appendix "B", in which case such amendment shall take effect immediately upon execution by the Custodian; and (d) Appendix "C" setting forth the procedures relating to the Custodian's security interest may be amended only by an instrument in writing executed by the Fund and the

Custodian.

 Section 9.07.  Interpretation.  In connection with the operation of this

Agreement, the Custodian and the Fund may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement.  No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

 Section 9.08.  Captions.  Headings contained in this Agreement, which are included as convenient references only, shall have no bearing upon the interpretation of the terms of the Agreement or the obligations of the parties hereto.

 Section 9.09.  Governing Law.  Insofar as any question or dispute may arise in connection with the custodianship of foreign securities pursuant to an agreement with a Foreign Subcustodian that is governed by the laws of the State of New York, the provisions of this Agreement shall be construed in accordance with and governed by the laws of the State of New York,

provided that in all other instances this Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of

Massachusetts, in each case without giving effect to principles of conflicts of law.

 Section 9.10.  Notices.  Except in the case of Proper Instructions or

Special Instructions, notices and other writings contemplated by this

Agreement shall be delivered by hand or by facsimile transmission (provided that in the case of delivery by facsimile transmission, notice shall also be mailed postage prepaid to the parties at the following addresses:

  (a) If to the Fund:

   North Carolina Cash Management Trust

   c/o Fidelity Management & Research Company

   82 Devonshire Street

   Boston, Massachusetts 02109

   Attn:  Treasurer

   Telephone:  (617) 570-6556

   Telefax:  (617) 742-1231

  (b) If to the Custodian:

   First Union National Bank of North Carolina

   Trust Operations

   Two First Union Center

   Charlotte, North Carolina  28288-1151

   Attention:  Nancy Stoker

   Telephone:  (704) 374-6157

   Telefax:  (704) 374-3211

or to such other address as either party may have designated in writing to the other party hereto.

 Section 9.11.  Assignment.  This Agreement shall be binding on and shall inure to the benefit of the Fund and the Custodian and their respective successors and assigns, provided that, subject to the provisions of Section

7.01 hereof, neither party hereto may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

 Section 9.12.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.  This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.

 Section 9.13.  Confidentiality; Survival of Obligations.  The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations.  All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and,

except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party.  The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any bank examiner of the Custodian or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.  The provisions of this Section

9.13 and Sections 9.01, 9.02, 9.03, 9.09, Section 2.28, Section 3.04,

Section 7.01, Article V and Article VI hereof and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

 IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.

NORTH CAROLINA CASH MANAGEMENT FIRST UNION NATIONAL BANK OF

   TRUST      NORTH CAROLINA

By:      /s/Gary French By:      /s/Patricia Balentine

Name:     Gary French Name:     Patricia Balentine

Title:      Treasurer     Title:       Vice President and

              Trust Officer

APPENDIX "A"

TO

CUSTODIAN AGREEMENT

BETWEEN

NORTH CAORLINA CASH MANAGEMENT TRUST and

FIRST UNION NATIONAL BANK OF NORTH CAROLINA

Dated as of December 6, 1991

 The following is a list of Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of December 6, 1991:

Portfolio Name  Effective as of:

Cash Portfolio  December 6, 1991

Term Portfolio  December 6, 1991

 IN WITNESS WHEREOF, each of the parties hereto has caused this Appendix to be executed in its name and behalf as of the day and year first set forth opposite each such Portfolio.

NORTH CAROLINA CASH MANAGEMENT FIRST UNION NATIONAL BANK OF

   TRUST      NORTH CAROLINA

By:      /s/Gary French By:      /s/Patricia Balentine

Name:     Gary French Name:     Patricia Balentine

Title:      Treasurer     Title:       Vice President and

              Trust Officer

APPENDIX "B"

TO

CUSTODIAN AGREEMENT

BETWEEN

NORTH CAROLINA CASH MANAGEMENT TRUST

and FIRST UNION NATIONAL BANK OF NORTH CAROLINA

Dated as of December 6, 1991

 The following is a list of Foreign Subcustodians and Special Subcustodians under the Custodian Agreement dated as of December 6, 1991:

 A. Special Subcustodians:

  The Bank of New York

  Morgan  Guaranty Trust Company of New York

 B. Foreign Subcustodians:

Country    Subcustodian   Depository

None

       NORTH CAROLINA CASH

          MANAGEMENT TRUST

       By:       /s/Gary French

       Name:      Gary French

       Title:        Treasurer

APPENDIX "C" TO THE

CUSTODIAN AGREEMENT BETWEEN

NORTH CAROLINA CASH MANAGEMENT TRUST and

FIRST UNION NATIONAL BANK OF NORTH CAROLINA

Dated as of December 6, 1991

PROCEDURES RELATING TO CUSTODIAN'S SECURITY INTEREST

 As security for any Overdrafts (as defined in the Custodian Agreement) of any Portfolio, the Fund, on behalf of such Portfolio, shall pledge, assign and grant to the Custodian a security interest in Collateral (as hereinafter defined), under the terms, circumstances and conditions set forth in this Appendix "C".

 Section 1.  Defined Terms.  As used in this Appendix "C" the following terms shall have the following respective meanings:

 (a) "Business Day" shall mean any day that is not a Saturday, a Sunday or a day on which the Custodian is closed for business.

 (b) "Collateral" shall mean, with respect to any Portfolio, the securities having a fair market value (as determined in accordance with the procedures set forth in the prospectus for the Portfolio) equal to the aggregate of all Overdraft Obligations of such Portfolio: (i) identified in any Pledge

Certificate executed on behalf of such Portfolio; or (ii) designated by the

Custodian for such Portfolio pursuant to Section 3 of this Appendix C.

Such securities shall consist of marketable securities held by the

Custodian on behalf of such Portfolio or, if no such marketable securities are held by the Custodian on behalf of such Portfolio, such other securities designated by the Fund in the applicable Pledge Certificate or by the Custodian pursuant to Section 3 of this Appendix C.

 (c) "Overdraft Obligations" shall mean, with respect to any Portfolio, the amount of any outstanding Overdraft(s) provided by the Custodian to such

Portfolio together with all accrued interest thereon.

 (d) "Pledge Certificate" shall mean a Pledge Certificate in the form attached to this Appendix "C" as Schedule 1 executed by a duly authorized officer of the Fund and delivered by the Fund to the Custodian by facsimile transmission or in such other manner as the Fund and the Custodian may agree in writing.

 (e) "Release Certificate" shall mean a Release Certificate in the form attached to this Appendix "C" as Schedule 2 executed by a duly authorized officer of the Custodian and delivered by the Custodian to the Fund by facsimile transmission or in such other manner as the Fund and the

Custodian may agree in writing.

 (f) "Written Notice" shall mean a written notice executed by a duly authorized officer of the party delivering the notice and delivered by facsimile transmission or in such other manner as the Fund and the

Custodian shall agree in writing.

 Section 2.  Pledge of Collateral.  To the extent that any Overdraft

Obligations of any Portfolio are not satisfied within one (1) Business Day after receipt by the Fund of a Written Notice requesting security for such

Overdraft Obligation and stating the amount of such Overdraft Obligation,

the Fund, on behalf of such Portfolio, shall pledge, assign and grant to the Custodian a first priority security interest, by delivering to the

Custodian, a Pledge Certificate executed by the Fund on behalf of such

Portfolio describing the applicable Collateral.  Such Written Notice may,

in the discretion of the Custodian, be included within or accompany the

Overdraft Notice relating to the applicable Overdraft Obligations.

 Section 3.  Failure to Pledge Collateral.  In the event that the Fund shall fail: (a) to pay, on behalf of the applicable Portfolio, the

Overdraft Obligation described in such Written Notice; (b) to deliver to the Custodian a Pledge Certificate pursuant to Section 2; or (c) to identify substitute securities pursuant to Section 6  upon the sale or maturity of any securities identified as Collateral, the Custodian may, by

Written Notice to the Fund specify Collateral which shall secure the applicable Overdraft Obligation.  The Fund, on behalf of any applicable

Portfolio, hereby pledges, assigns and grants to the Custodian a first priority security interest in any and all Collateral specified in such

Written Notice; provided that such pledge, assignment and grant of security shall be deemed to be effective only upon receipt by the Fund of such

Written Notice.

 Section 4.  Delivery of Additional Collateral.  If at any time the

Custodian shall notify the Fund by Written Notice that the fair market value of the Collateral securing any Overdraft Obligation is less than the amount of such Overdraft Obligation, the Fund, on behalf of the applicable

Portfolio, shall deliver to the Custodian, within one (1) Business Day following the Fund's receipt of such Written Notice, an additional Pledge

Certificate describing additional Collateral.  If the Fund shall fail to deliver such additional Pledge Certificate, the Custodian may specify

Collateral which shall secure the unsecured amount of the applicable

Overdraft Obligation in accordance with Section 3 of this Appendix C.

 Section 5.  Release of Collateral.  Upon payment by the Fund of any

Overdraft Obligation secured by the pledge of Collateral, the Custodian shall promptly deliver to the Fund a Release Certificate pursuant to which the Custodian shall release Collateral from the lien under the applicable

Pledge Certificate or Written Notice pursuant to Section 3 having a fair market value equal to the amount paid by the Fund on account of such

Overdraft Obligation.  In addition, if at any time the Fund shall notify the Custodian by Written Notice that the Fund desires that specified

Collateral be released and: (a) that the fair market value of the

Collateral securing any Overdraft Obligation shall exceed the amount of such Overdraft Obligation; or (b) that the Fund has delivered a Pledge

Certificate substituting Collateral for such Overdraft Obligation, the

Custodian shall deliver to the Fund, within one (1) Business Day following the Custodian's receipt of such Written Notice, a Release Certificate relating to the Collateral specified in such Written Notice.

 Section 6.  Substitution of Collateral.  The Fund may substitute securities for any securities identified as Collateral by delivery to the

Custodian of a Pledge Certificate executed by the Fund on behalf of the applicable Portfolio, indicating the securities pledged as Collateral.

 Section 7.  Security for Individual Portfolios' Overdraft Obligations.

The pledge of Collateral by the Fund on behalf of any individual Portfolio shall secure only the Overdraft Obligations of such Portfolio.  In no event shall the pledge of Collateral by one Portfolio be deemed or considered to be security for the Overdraft Obligations of any other Portfolio.

 Section 8.  Custodian's Remedies.  Upon (a) the Fund's failure to pay any

Overdraft Obligation of a Portfolio within thirty (30) days after receipt by the Fund of a Written Notice demanding security therefore, and (b) one

(1) Business Day's prior Written Notice to the Fund, the Custodian may elect to enforce its security interest in the Collateral securing such

Overdraft Obligation, by taking title to (at the then prevailing fair market value), or selling in a commercially reasonable manner, so much of the Collateral as shall be required to pay such Overdraft Obligation in full.  Notwithstanding the provisions of any applicable law, including,

without limitation, the Uniform Commercial Code, the remedy set forth in the preceding sentence shall be the only right or remedy to which the

Custodian is entitled with respect to the pledge and security interest granted pursuant to any Pledge Certificate or Section 3, without limiting the foregoing, the Custodian hereby waives and relinquishes all contractual and common law rights of set off to which it may now or hereafter be or become entitled with respect to any obligations of the Fund to the

Custodian arising under this Appendix C to the Agreement.

 IN WITNESS WHEREOF, each of the parties has caused this Appendix to be executed in its name and behalf on the day and year first above written.

NORTH CAROLINA CASH MANAGEMENT FIRST UNION NATIONAL BANK OF

   TRUST      NORTH CAROLINA

By:      /s/Gary French By:      /s/Patricia Balentine

Name:     Gary French Name:     Patricia Balentine

Title:      Treasurer     Title:       Vice President and

              Trust Officer

SCHEDULE 1

TO

APPENDIX "C"

PLEDGE CERTIFICATE

 This Pledge Certificate is delivered pursuant to the Custodian Agreement

dated as of [         ] (the "Agreement"), between North Carolina Cash

Management Trust (the "Fund") and First Union National Bank of North

Carolina (the "Custodian").  Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the

Agreement.  Pursuant to [Section 2 or Section 4] of Appendix "C" attached

to the Agreement, the Fund, on behalf of [         ] (the "Portfolio"),

hereby pledges, assigns and grants to the Custodian a first priority security interest in the securities listed on Exhibit "A" attached to this

Pledge Certificate (collectively, the "Pledged Securities").  Upon delivery of this Pledge Certificate, the Pledged Securities shall constitute

Collateral, and shall secure all Overdraft Obligations of the Portfolio

described in that certain Written Notice dated          , 19  , delivered

by the Custodian to the Fund.  The pledge, assignment and grant of security in the Pledged Securities hereunder shall be subject in all respect to the terms and conditions of the Agreement, including, without limitation,

Sections 7 and 8 of Appendix "C" attached thereto.

 IN WITNESS WHEREOF, the Fund has caused this Pledge Certificate to be

executed in its name, on behalf of the Portfolio this         day of 19  .

       NORTH CAROLINA CASH

          MANAGEMENT TRUST

       By:      ___________________

       Name: ___________________

       Title:    ___________________

EXHIBIT "A"

TO

PLEDGE CERTIFICATE

 Type of Certificate/CUSIP Number of

Issuer Security Numbers           Shares

SCHEDULE 2

TO

APPENDIX "C"

RELEASE CERTIFICATE

 This Release Certificate is delivered pursuant to the Custodian Agreement

dated as of [         ] (the "Agreement"), between North Carolina Cash

Management Trust (the "Fund") and [         ] (the "Custodian").

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Agreement.  Pursuant to Section 5 of

Appendix "C" attached to the Agreement, the Custodian hereby releases the securities listed on Exhibit "A" attached to this Release Certificate from the lien under the [Pledge Certificate dated __________, 19__ or the

Written Notice delivered pursuant to Section 3 of Appendix "C" dated

__________, 19__ ].

 IN WITNESS WHEREOF, the Custodian has caused this Release Certificate to

be executed in its name and on its behalf this         day of 19  .

       FIRST UNION NATIONAL BANK

         OF NORTH CAROLINA

       By:      _____________________

       Name: _____________________

       Title:    _____________________

EXHIBIT "A"

TO

RELEASE  CERTIFICATE

 Type of Certificate/CUSIP Number of

Issuer Security Numbers           Shares